      As filed with the Securities and Exchange Commission on May 2, 2000

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               THERMA-WAVE, INC.
             (Exact name of registrant as specified in its charter)

                     Delaware                           94-3000561
          (State or other jurisdiction of            (I.R.S. Employer
          incorporation or organization)          Identification Number)

                 1250 Reliance Way                        94539
                Fremont, California                     (Zip Code)
     (Address of Principal Executive Offices)

             THERMA-WAVE, INC. 1997 STOCK PURCHASE AND OPTION PLAN THERMA-WAVE, INC. 1997 EMPLOYEE STOCK PURCHASE AND OPTION PLAN
     THERMA-WAVE, INC. 1997 SPECIAL EMPLOYEE STOCK PURCHASE AND OPTION PLAN
                  THERMA-WAVE, INC. 2000 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                              DR. ALLAN ROSENCWAIG
                     Chairman and Chief Technology Officer
                               Therma-Wave, Inc.
                               1250 Reliance Way
                           Fremont, California 94539
                    (Name and Address of Agent for Service)

                                 (510) 668-2200
          (Telephone Number, including Area Code of Agent for Service)

                                    Copy to:
                                    -------
                             Eva Herbst Davis, Esq.
                                Kirkland & Ellis
                           777 South Figueroa Street
                         Los Angeles, California 90017
                                 (213) 680-8400

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                   Proposed Maximum     Proposed Maximum      Amount of
Title of Securities to be      Amount to be         Offering Price          Aggregate       Registration
        Registered              Registered           Per Share (1)       Offering Price          Fee
--------------------------------------------------------------------------------------------------------
Common Stock,
 par value $.01 per share     3,145,183 shares (2)     $10.2893           $32,361,798         $8,543.50
========================================================================================================

(1) Calculated by taking the weighted average of (a) the exercise price for all options that have been issued under the Therma-Wave, Inc. 1997 Stock Purchase and Option Plan, 1997 Employee Stock Purchase and Option Plan and 1997 Special Employee Stock Purchase and Option Plan and (b) the estimate pursuant to Rule 457(h) based on the average of the high and low prices of the shares reported on the NASDAQ National Market on April 25, 2000 for all shares which have not been issued under the Therma-Wave, Inc. 2000 Equity Incentive Plan.
(2) Shares issued under the Therma-Wave, Inc. 1997 Stock Purchase and Option Plan, 1997 Employee Stock Purchase and Option Plan, 1997 Special Employee Stock Purchase and Option Plan and reserved for issuance under the Therma-Wave, Inc. 2000 Equity Incentive Plan.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the
                                                       --------------
Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

     The following documents filed by Therma-Wave, Inc., a Delaware corporation, (the "Corporation") with the Securities and Exchange Commission (the
      -----------
"Commission") are incorporated herein by reference except to the extent any
 ----------
statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

     (a) The Corporation's Prospectus filed pursuant to Rule 424(b)(4) on February 8, 2000 (File No. 333-76019).

     (b) The Corporation's Quarterly Reports on Form 10-Q for the quarterly periods ended July 4, 1999, October 3, 1999 and January 2, 2000.

     (c) The description of the Corporation's common stock, par value $0.01 per share (the "Common Stock") contained in Item 1 of the Corporation's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act of 1934, as amended (the "Exchange Act"), on August 2, 1999.

     (d) All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the common stock offered hereby will be passed upon for the Corporation by Kirkland & Ellis (as partnership that includes professional corporations), Los Angeles, California. Some partners of Kirkland & Ellis are partners in Randolph Street Partners, which owns 106,613 shares of the Corporation's common stock.

Item 6.  Indemnification of Directors and Officers.

     We are incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     The Corporation also has Indemnification Agreements with its officers and directors. The Indemnification Agreements require that the Corporation advance to any covered officer or director the expenses to investigate, defend, settle or appeal any proceeding. The Indemnification Agreements also require the Corporation to maintain directors' and officers' liability insurance to cover actions of the officers and directors who are parties to the Indemnification Agreement. Whether a claim against an officer or director should be indemnified by the Corporation can be decided, at the option of the officer or director, by an attorney or law firm which has no conflict of interest in the matter, or by the disinterested members of the Board of Directors. If the determination is made that the officer or director is not entitled to indemnification, the officer or director has the right to apply to the judicial system for a determination that he is entitled to indemnification. In the event of a change of control of the Corporation, an attorney or law firm which has no conflict of interest in the matter shall issue an opinion as to the right to indemnification of the officer or director. Alternatively, upon a change in control the officer or director may submit the question of indemnification to a panel of arbitrators.

     The Indemnification Agreements also prohibit a cause of action from being asserted against an officer or director who is a party to the agreement by the Corporation or a stockholder on behalf of the Corporation more than one year after the conduct of the officer or director that would give rise to liability. The Corporation shall not be required to indemnify an officer or director who settles a proceeding without the written consent of the Corporation. Indemnification of officers and directors from liability under the Securities Act of 1933 is unenforceable.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

    *4.1   Restated Certificate of Incorporation of Therma-Wave, Inc.

    *4.2   Amended and Restated By-Laws of Therma-Wave, Inc.

    *4.3   Form of certificate representing shares of common stock.

    *4.4   Form of 1997 Stock Purchase and Option Plan.

    *4.5   Form of 1997 Employee Stock Purchase and Option Plan.

    *4.6   Form of 1997 Special Employee Stock Purchase and Option Plan.

    *4.7   Form of 2000 Equity Incentive Plan.

     5.1 Opinion of Kirkland & Ellis with respect to the legality of the shares of the common stock being registered hereby.

    23.1   Consent of PricewaterhouseCoopers LLP.

     23.2  Consent of Kirkland & Ellis (included in opinion filed as
           Exhibit 5.1).

     24.1  Powers of Attorney (included on signature page).
_____________________________
*Incorporated by reference to the Registration Statement of Therma-Wave, Inc. on Form S-1 (File No. 333-76019) filed on February 2, 2000.

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on April 27, 2000.

                                                  THERMA-WAVE, INC.

                                             By:    /s/ Allan Rosencwaig
                                                --------------------------------
                                                        Allan Rosencwaig
                                                        Chairman of the Board

                               Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Allan Rosencwaig, Martin M. Schwartz and L. Ray Christie, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact an agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                              *     *     *     *

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.

      Signature                      Title                            Date
      ---------                      -----                            ----
/s/ Allan Rosencwaig        Chairman of the Board and             April 27, 2000
----------------------      Chief Technology Officer
Allan Rosencwaig


/s/ Martin M. Schwartz      President, Chief Executive            April 27, 2000
----------------------      Officer and Director (Principal
Martin M. Schwartz          Executive Officer)


/s/ L. Ray Christie         Vice President and Chief              April 27, 2000
----------------------      Financial Officer (Principal
L. Ray Christie             Financial and Accounting Officer)

      Signature                      Title                            Date
      ---------                      -----                            ----

/s/ Leonard Baker, Jr.
----------------------      Director                              April 27, 2000
G. Leonard Baker, Jr.


/s/ David Dominik
----------------------      Director                              April 27, 2000
David Dominik


/s/ Adam W. Kirsch
----------------------      Director                              April 27, 2000
Adam W. Kirsch


/s/ Ian K. Loring
----------------------      Director                              April 27, 2000
Ian K. Loring

                                 EXHIBIT INDEX
                                 -------------

Exhibit
No.                      Description of Document
-------                  -----------------------
*4.1         Restated Certificate of Incorporation of Therma-Wave, Inc.

*4.2         Amended and Restated By-Laws of Therma-Wave, Inc.

*4.3         Form of certificate representing shares of common stock.

*4.4         Form of 1997 Stock Purchase and Option Plan.

*4.5         Form of 1997 Employee Stock Purchase and Option Plan.

*4.6         Form of 1997 Special Employee Stock Purchase and Option Plan.

*4.7         Form of 2000 Equity Incentive Plan.

 5.1         Opinion of Kirkland & Ellis with respect to the legality of the shares of the Common Stock being registered.

23.1         Consent of PricewaterhouseCoopers LLP.

23.2         Consent of Kirkland & Ellis (included in opinion filed as Exhibit 5.1).

24.1         Powers of Attorney (included on signature page).

____________________________________
*Incorporated by reference to the Registration Statement of Therma-Wave, Inc. on Form S-1 (File No. 333-76019) filed on February 2, 2000.